As filed with the Securities and Exchange Commission on June 17, 2003
                           Registration No. 333-104868
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
 (Includes Registration of Shares for resale by means of a Form S-3 Prospectus)
                                AUTOCARBON, INC.

             (Exact name of registrant as specified in its charter)





         Delaware                                   33-0976805
(State or other jurisdiction             (IRS Employer Identification No.)
of incorporation or organization)



                               136-M Tenth Street
                            Ramona, California 92065
               (Address of principal executive offices) (Zip Code)

                             COMPENSATION AGREEMENTS
                              (Full title of plan)

                             James Miller, President
                               136-M Tenth Street
                            Ramona, California 92065

                     (Name and address of agent for service)
                                 (619) 303-7356
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered       Per Share(1)      Price(1)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      425,000           $.30             $127,500        $10.31*

----------------------------------------------------------------------------------------------

*Previously paid.

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the Over-the-Counter Bulletin Board on June 16, 2003.

                                EXPLANATORY NOTE

     This Registration Statement is being filed with respect to a currently effective Registration Statement on Form S-8, as filed on April 30, 2003 (Registration No. 333-104868) in order to deregister the following securities, which securities were previously registered but have not been issued and are currently not outstanding: (i) 35,000 shares of common stock, $0.0001 par value per share (the "Common Stock"), of Autocarbon, Inc. (the "Company") that were issuable pursuant to Exhibits 4.23 and 4.24 , (ii) 1,000,000 shares of common stock reserved for issuance under our 2003 Stock Incentive Plan and (iii) 135,000 shares of common stock that were issuable upon the exercise of options issuable to various consultants pursuant to compensation agreements filed as Exhibits 4.4, 4.9 and 4.21.

     Pursuant to General Instruction E of Form S-8, this amended Registration Statement on Form S-8 also is being filed to register 70,000 shares of common stock underlying options issuable to various consultants pursuant to compensation agreements. Therefore, this Registration Statement is registering an aggregate of 25,000 shares of common stock and 400,000 options to purchase common stock of which 200,000 options are exercisable at $.25 per shares and 200,000 options are exercisable at $.50 per share.

     The contents of the Registration Statement on Form S-8 as filed on April 30, 2003, Registration No. 333-104868 are incorporated by reference into this Registration Statement.

                                     PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant.

Item 2. Registrant Information and the 2003 Stock Incentive Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in
Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                    James Miller, President Autocarbon, Inc.
                               136-M Tenth Street
                            Ramona, California 92065
                                 (619) 895-5089

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on August 9, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report for the quarter ended December 31, 2002 on Form 10-QSB, as filed with the SEC on February 19, 2003, which is hereby incorporated by reference.

o Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on January 17, 2003, as amended April 18, 2003, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The balance sheet and financial statements of Autocarbon, Inc. ended March 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Aaron Stein, CPA, independent certified public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference, LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

In April 2003, the Registrant issued an aggregate of 25,000 shares of common stock to one individual and options to purchase an aggregate of 400,000 shares of common stock to 20 individuals in private placement transactions. The shares were issued in reliance on Section 4(2) of the Securities Act. In June 2003, three individuals and the Company agreed to cancel options to purchase an aggregate of 135,000 shares of common stock. In addition, also in June 2003, options to purchase an aggregate of 70,000 shares of common stock were issued to two individuals in private placement transactions.

Item 8. Exhibits.

                                     EXHIBIT
                                 NUMBER EXHIBIT


 4.1*               2003 Stock Incentive Plan.

 4.2*               Compensation Agreement entered into with Jack Brabham

 4.3*               Compensation Agreement entered into with Ian Burns

 4.4*               Compensation Agreement entered into with Barry Bridge

 4.5*               Compensation Agreement entered into with James Boetcher

 4.6*               Compensation Agreement entered into with Graham Butler

 4.7*               Compensation Agreement entered into with Alison Butler

 4.8*               Compensation Agreement entered into with Hal Evans

 4.9*               Compensation Agreement entered into with James Merrick

 4.10*              Compensation Agreement entered into with Teo Montoya

 4.11*              Compensation Agreement entered into with Peter Moseley

 4.12*              Compensation Agreement entered into with Robert Miller

 4.13*              Compensation Agreement entered into with Ronald Murphy

 4.14*              Compensation Agreement entered into with Dennis Potter

 4.15*              Compensation Agreement entered into with Sebastian Reidl

 4.16*              Compensation Agreement entered into with Julia Trow

 4.17*              Compensation Agreement entered into with Barry and Carol Grant

 4.18*              Compensation Agreement entered into with Terry Keller

 4.19*              Compensation Agreement entered into with Simon Farrell

 4.20*              Compensation Agreement entered into with Peter Ayres

 4.21*              Compensation Agreement entered into with Rennell Trading

 4.22*              Compensation Agreement entered into with George Riggs and Riggs & Associates LLC

 4.23*              Compensation Agreement entered into with Sichenzia Ross Friedman Ference LLP

 4.24*              Compensation Agreement entered into with Noelle Tutunjian

 4.25               Amendment to compensation agreement between the Company and Ronald Murphy

 4.26               Amendment to compensation agreement between the Company and Graham Butler

 5.1                Opinion of Sichenzia Ross Friedman Ference LLP

23.1                Consent of Aaron Stein, CPA

23.2                Consent of Sichenzia Ross Friedman & Ference LLP is contained in Exhibit 5.1.

24.1                Power of Attorney (included in the Signature Page).

 * (Incorporated by reference to the Form S-8 filed with the SEC on April 30, 2003)


Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramona, State of California on June 17, 2003.

                                                           AUTOCARBON, INC.

                                                      By:/s/ JAMES MILLER
                                                             James Miller
                                                             President, Director



In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on June 17, 2003.





                                                      By:/s/ JAMES MILLER
                                                             James Miller
                                                             President, Director

                                                      By:/s/ TERRY HUNT
                                                             Terry Hunt
                                                             Director

                                                      By:/s/ KIMBERLY TATE
                                                             Kimberly Tate
                                                             CFO, Director

                                                      By:
                                                             Seth Scally
                                                             Director